Exhibit 99.3

Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

To the members' of
Lucid Pharma, LLC.

We have audited the accompanying financial statements of Lucid Pharma, LLC. (a New Jersey Limited Liability Company), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design the audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lucid Pharma, LLC. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Ram Associates

Hamilton, NJ

September 16, 2016.

LUCID PHARMA, LLC

Balance Sheets

December 31,

	2015	2014
ASSETS
Current assets :
Cash	$1,643,345	$10,422,483
Accounts receivable	9,529,183	6,098,754
Inventories	7,203,444	4,314,999
Investment in unconsolidated subsidiary	6,575	6,575
Total current assets	18,382,547	20,842,811
Property, plant & equipment	17,477	13,615
Security deposit	2,188	-
TOTAL ASSETS	$18,402,212	$20,856,426

LIABILITIES AND MEMBERS' EQUITY

Current liabilities :
Accounts payable and accrued expenses	$16,766,448	16,548,985
Due to related party	58,076	-
Total current liabilities	16,824,524	16,548,985
Members' equity :
Members' equity	1,577,688	4,307,441
Total members' equity	1,577,688	4,307,441
TOTAL LIABILITIES AND MEMBERS' EQUITY	$18,402,212	$20,856,426

- See accompanying notes and independent auditors' report -

3

LUCID PHARMA, LLC

Statements of Income

For The Years Ended December 31, 2015 and 2014

	2015	2014

Net revenue	$54,437,640	$44,272,976
Cost of sales	48,160,864	39,194,321
Gross profit	6,276,776	5,078,655
Operating expenses
Selling, general and administration expenses	3,353,377	1,924,349
Net operating income (loss) before other income (expenses)	2,923,399	3,154,306
Other income (expenses)
Depreciation and amortization	(8,738)	-
Total other income (expenses)	(8,738)	-
Net income before discontinued operations	2,914,661	3,154,306
Discontinued operations
Net income from discontinued operations	-	16,578,059
Net income	$2,914,661	$19,732,365

- See accompanying notes and independent auditors' report -

4

LUCID PHARMA, LLC

Statements of Changes in Members' Equity

For The Years Ended December 31, 2015 and 2014

	Members' equity	Total members' equity
Balance at December 31, 2013	$3,440,016	$3,440,016

Net income	19,732,365	19,732,365

Members' distribution	(18,864,940)	(18,864,940)

Balance at December 31, 2014	$4,307,441	$4,307,441

Net income	2,914,661	2,914,661

Members' distribution	(5,644,414)	(5,644,414)

Balance at December 31, 2015	$1,577,688	$1,577,688

- See accompanying notes and independent auditors' report -

5

LUCID PHARMA, LLC

Statements of Cash Flows

For The Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities
Net income	$2,914,661	$19,732,365
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Depreciation	8,738	-
Changes in assets and liabilities :
(Increase) / decrease in :
Accounts receivable	(3,430,429)	2,445,029
Inventory	(2,888,445)	4,823,365
Prepaid expenses	-	10,886
Due from vendor	-	63,146
Security deposit	(2,188)	54,388
Increase / (decrease) in :
Accounts payable and accrued expenses	217,463	(2,981,779)
Due to related party	58,076	-
Total adjustments	(6,036,785)	4,415,035
Net cash provided by / (used in) operating activities	(3,122,124)	24,147,400
Cash flows from investing activities
Advances to related party	-	600,000
Sale of asset	-	297,357
Decrease in goodwill	-	2,575,000
Purchase of property, plant and equipment	(12,600)	(13,615)
Net cash provided by/ (used in) investing activities	(12,600)	3,458,742
Cash flows from financing activities
Members' distribution	(5,644,414)	(18,864,940)
Net cash used in financing activities	(5,644,414)	(18,864,940)
Net increase/(decrease) in cash and cash equivalents	(8,779,138)	8,741,202
Cash at the beginning of the year	10,422,483	1,681,281
Cash at the end of the year	$1,643,345	$10,422,483

Supplementary disclosure of cash flows information:
Cash paid during the years for:
Income taxes	$-	$-
Interest	-	-

- See accompanying notes and independent auditors' report -

6

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

1) Organization and Description of Business

Lucid Pharma, LLC (“Lucid”) provides distribution and pharmacy marketing programs in the pharmaceuticals and distribution industry. Lucid is located in East Brunswick, New Jersey.

Lucid, a wholly owned subsidiary of Gensource Pharma LLC, deals with the government contracts and veterinary business. Lucid maintains divisional income and expenses which is presented in the supplementary schedules.

Lucid was previously known as Cedardale Distributors LLC (“Cedardale”). On September 30, 2014, Cedardale entered into an Asset Purchase Agreement (‘APA’) subject to which certain assets and liabilities of Cedardale were purchased by the third party buyer (Refer Note. 7) Pursuant to the APA and provisions contained in the agreement pertaining to the exclusive use of the names ‘Gen-source RX’ and ‘Cedardale Distributors’, Cedardale has amended the name to “Lucid Pharma LLC”, effective from the filing date with the State.

2) Summary of Significant Accounting Policies

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (US GAAP); consequently, revenue is recognized when services are rendered and expenses are reflected when costs are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are often based on judgments, probabilities and assumptions that management believes are reasonable but that are inherently uncertain and unpredictable. As a result, actual result could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustment, if any, to the estimates used are made prospectively based on such periodic evaluations.

7

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Revenue Recognition

Revenues from sales of products are recognized at the time of delivery and when title and risk of loss passes to the customer. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts are issued to customers as direct discounts at the point-of-sale or through intermediary wholesaler, known as chargebacks, or indirectly in the form of rebates. Revenues are recorded net of provisions for sales discount and returns, which are established at the time of sale, when estimated provisions for product returns, rebates, and other sales allowances are reasonably determinable, and when collectibles is reasonably assured. Accruals for these provisions are presented as a direct reduction to accounts receivable and revenues.

Cash and cash equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts receivable

The Company extends credit to clients based upon management’s assessment of their credit-worthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company does not expect to have write-offs or adjustments to accounts receivable which would have a material adverse effect on its financial position, liquidity or results of operations. During the years ended December 31, 2015 and 2014, the Company had write offs of accounts receivable of $Nil and $126,980(Discontinued Operations), respectively. The allowances for uncollectible accounts as of December 31, 2015 and 2014 were $ 213,585 and $nil respectively.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on a first-in, first-out (FIFO) basis. The Company establishes reserves for its inventory to reflect situations in which the cost of the inventory is not expected to be recovered. In evaluating whether inventory is stated at the lower of cost or market value, management considers such factors as the amount of inventory on hand; estimated time required to sell such inventory, remaining shelf life and current and expected market conditions, including level of competition. The Company records provisions for the inventory reserves as part of cost of sales.

8

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. FASB ASC 820 defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. That framework provides a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses and other liabilities.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2015 and 2014 was $Nil and $65,497, respectively.

Income taxes

The Company is a limited liability company and is treated as a partnership for tax purposes and, as such, the income or loss is reported on the respective members’ income tax returns. Accordingly, no provision for such taxes has been made to the accompanying consolidated financial statements.

The Company follows ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. For the years ended December 31, 2015 and 2014, the Company has no material uncertain tax positions to be accounted for in the consolidated financial statements. The Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2012 and 2011, respectively. No authorities have commenced income tax examinations through the date of the auditors’ report.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 39.5 years. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred. Repairs and maintenance expenses during the years ended December 31, 2015 and 2014 were $ 2,755 and $14,357, respectively.

At December 31, 2015 and 2014 property and equipment consisted of the following:

9

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

	2015	2014

Computer and Equipment	$15,215	$13,615
Furniture and Fixtures	11,000	-
	26,215	13,615
Less : Accumulated Depreciation	(8,738)	-
Net Fixed Assets	$17,477	$13,615

Depreciation expenses during the years ended December 31, 2015 and 2014 were $ 8,738 and $ 92,490 (Discontinued operations) respectively.

3) Concentrations

Concentration of credit risks with respect to accounts receivable is limited because of the credit worthiness of the Company’s major customers. The majority of the Company’s accounts receivable arises from product sales in the United States and is primarily due from drug wholesalers and retailers, hospitals, managed health care providers and pharmacy benefit managers. The Company monitors the financial performance and creditworthiness of its customers so that it can properly assess and respond to changes in their credit profile. Revenue from the Company’s three major customers represented approximately 94% and 89% of the Company’s (surviving business) net revenue for the years ended December 31, 2015 and 2014, respectively. Accounts receivable from the top three customers represented approximately 92% and 79% of total accounts receivable as of December 31, 2015 and 2014, respectively.

4) Sales Returns and Allowances

At the time of sale, the Company simultaneously records estimates for various costs, which reduce product sales. These costs include estimates for price adjustment, products returns, rebates, including Medicaid rebates, prompt payment discounts and other sales allowances. In addition, the Company records allowances for shelf-stock adjustments when the conditions so warrant.

Estimates for sales allowances such as product returns and rebates are based on a variety of factors including actual returns experience of that product or similar products, rebate arrangements for each product, and estimated sales by our wholesale customers to other third parties who have contracts with the Company. Actual experience associated with any of these items may be different than the Company’s estimates. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves.

10

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

5) Product Liability

Accruals for product liability claims are recorded, on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on existing information. The accruals are adjusted periodically as additional information becomes available. From time to time the Company is subject to claims and law suits arising in the ordinary course of business, including patent, product liability and other litigation. In determining whether liabilities should be recorded for pending claims, the Company assesses the allegations made and the likelihood that it will be able to defend against the claim successfully. The Company records provisions to the extent it conclude that a contingent liability is probable and the amount thereof is estimable. Because litigation outcomes and contingencies are unpredictable, and because excessive verdicts can occur, these assessments involve complex judgments about future events and can rely heavily on estimates and assumptions. For the years ended December 31, 2015 and 2014, no accruals for product liability were made.

6) Legal Settlements and Proceedings

The Company is involved in, or has been involved in, legal proceedings that arise from the normal course of business. The Company cannot predict the timing or outcome of these claims and other proceedings. Currently, the Company is not involved in any arbitration and/or other legal proceedings that it expects to have a material effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

7) Discontinued Operations

As part of the consummated asset purchase agreement (entered into on September 30, 2014 and closed on October 10, 2014) Lucid divested a portion of its business to the buyer. The part that divested included sales, marketing and distribution of pharmaceutical products to independent pharmacies, small chains, long term care centers and certain group purchasing organizations (GPO’s). The total sale value of the said asset purchase agreement is $20,000,000. The sale price was allocated against the net book value of the assets and liabilities acquired by the buyer and the resulting gain of $13,035,416 was classified as Gain on Sale of Business in the accompanying Schedule of Discontinued Operations.

The Schedule of Discontinued Operations is presented for additional analysis and was not subjected to audit procedures. The buyer has taken possession of all the assets and liabilities as of the closing date of the agreement, including the associated documents, invoices, bills, receipts, payments, etc. The agreement allows the buyer to withhold $3,000,000 from the total sale price of $20 million, which is payable after eighteen months from the date of closing, after adjusting for working capital requirements of $1,065,770. The Company has received $15,934,230 after the agreed adjustments.

11

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

The amount received was allocated to the assets and liabilities as follows:

Accounts receivable	$4,833,491
Inventory	4,545,881
Fixed assets	219,162
Goodwill	2,575,000
Miscellaneous	780
Total Assets:	12,174,314
Accounts payable	(9,275,500)
Total Liabilities	(9,275,500)
Net Asset and Liabilities	2,898,814
Total Sale Price received after adjustments	15,934,230
Gain recognized on sale of business	$13,035,416

8) New Accounting Pronouncements

i)      In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its consolidated financial statements.

ii)      In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

12

LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

iii)      In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement – Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

9) Commitments

The Company has vacated the premises located in Carlstadt, New Jersey pursuant to the APA as of October 10, 2014. The Company has entered into a sub-lease for its office facility located at East Brunswick, New Jersey expiring through December 2020.

The Company has entered into a lease agreement expiring through February 2019 for its facility located at Oakbrook, Illinois. The future lease commitments as of December 31, 2015 are as follows:

Year ended December 31,

	2015	2014
2015	$-	$62,825
2016	64,226	64,226
2017	65,628	65,628
2018	67,029	67,029
2019	56,243	111,075
2020	54,832	-
Total	$307,958	$370,783

For the years ended December 31, 2015 and 2014, rent expenses were $ 51,043 and $ 300,287 respectively.

10) Subsequent events

The Company has evaluated subsequent events through September 16, 2016, the date which the financial statements were available to be issued. No reportable subsequent events have occurred through September 16, 2016 which would have a significant effect on the financial statements as of December 31, 2015, and 2014 except as otherwise disclosed.

13

LUCID PHARMA, LLC

Schedule of Operating Activities by Division

For The Years Ended December 31,

	2015			2014
		Veteran	Veterinary		Veteran	Veterinary
	Total	Division	Division	Total	Division	Division
Revenue
Sales	$61,126,511	$55,837,183	$5,289,328	$48,274,849	$42,802,849	$5,472,000
Chargebacks	(5,476,898)	(5,476,898)	-	(3,053,477)	(3,053,477)	-
Customer Rebates / Discounts	(1,211,973)	(1,211,973)	-	(948,396)	(798,346)	(150,050)
Total revenue	54,437,640	49,148,312	5,289,328	44,272,976	38,951,026	5,321,950

Cost of sales
Cost of Sales	47,603,100	43,664,344	3,938,756	38,881,266	34,659,702	4,221,564
Shipping	606,257	272,085	334,172	440,872	367,259	73,613
Cash Discount	(48,493)	-	(48,493)	(127,818)	-	(127,818)
Total cost of sales	48,160,864	43,936,429	4,224,435	39,194,320	35,026,961	4,167,359

Gross profit	6,276,776	5,211,883	1,064,893	5,078,656	3,924,065	1,154,591

Operating expenses
Automobile Expenses	1,129	1,129	-	775	775	-
Admin Fee	1,363,714	1,363,714	-	1,090,564	1,090,564	-
Bank service and credit card fees	20,130	20,130	-	-	-	-
Cost Recovery Fee	251,725	251,725	-	199,705	199,705	-
Cust. Overpay/Allow for Doubt	-	-	-	87,606	87,606	-
Depreciation and amortization	8,738	8,738	-	-	-	-
Travel and Entertainment	17,116	480	16,636	12,905	8,603	4,302
Cleaning and Sanitation	-	-	-	1,500	-	1,500
Payroll and Benefits	429,976	398,956	31,020	196,114	130,743	65,371
Commissions	154,621	-	154,621	141,465	-	141,465
Licenses and Permits	46,755	46,755	-	18,743	12,495	6,248
Miscellaneous	2,280	-	2,280	-	-	-
Professional Fees: System Consultants	26,732	26,732	-	1,572	1,048	524
Professional fees	529,652	158,275	371,377	69,771	28,000	41,771
Provison for Doubtful Debts	187,934	187,934	-	-	-	-
Dues and Subcription	147,620	601	147,019	689	689	-
Repair and maintenance	2,755	2,755	-	-	-	-
Security	2,138	-	2,138	-	-	-
Supplies	585	585	-	16,726	7,834	8,892
Telephone	3,473	3,473	-	11,259	7,506	3,753
Insurance	112,280	112,280	-	32,955	24,368	8,587
Rent	52,137	41,488	10,649	42,000	12,000	30,000
Utilities	625	-	625	-	-	-
Total operating expenses	3,362,115	2,625,750	736,365	1,924,349	1,611,936	312,413

Net profit	$2,914,661	$2,586,133	$328,528	$3,154,307	$2,312,129	$842,178

- See accompanying notes and independent auditors' report -

14

LUCID PHARMA, LLC

Schedule of Discontinued Operations

For The Years Ended December 31,

	2015	2014

REVENUE	$-	$35,022,959

COST OF GOODS SOLD
Inventory, Beginning	-	4,716,919
Product Costs	-	19,157,728
Shipping and Delivery	-	941,821
	-	24,816,468
Less: Inventory, Ending	-	-
Total Cost of Goods Sold	-	24,816,468
Gross Profit	-	10,206,491

GENERAL AND ADMINISTRATION EXPENSES
Advertising expenses	-	65,497
Automobile expenses	-	8,308
Bad debt expenses	-	126,980
Bank service and credit card fees	-	295,620
Bonus	-	282,086
Computer expense	-	28,302
Dues and subscription	-	11,960
Employee benefits	-	137,485
Employee leasing expense	-	3,497,086
Equipment rental	-	8,327
Filing fees	-	25,304
India operations	-	232,358
Insurance	-	25,121
Licenses and permits	-	25,361
Meals and entertainment	-	15,649
Office expense	-	62,438
Office supplies	-	34,827
Outside services	-	44,598
Payroll service fees	-	49,296
Postage and delivery	-	13,941
Professional fees	-	1,060,656
Rent expense	-	258,287
Repairs and maintenance	-	35,565
Security system	-	2,756
Surety bond premium	-	6,600
Training and education	-	5,197
Travel	-	30,260
Utilities	-	64,252
Telephone	-	69,639
Warehouse supplies	-	47,602
Total general and administrative expenses	-	6,571,358

Depreciation	-	92,490
Gain on sale of business	-	13,035,416

NET INCOME	$-	$16,578,059

- See accompanying notes and independent auditors' report -

15